UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]    Definitive Proxy Statement
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Voxware, Inc.

(Name of the Registrant as Specified In Its Charter )

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(609) 514-4100

October  , 2005

Dear Fellow Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 9:00 a.m. (local time), on  November  , 2005, at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey.

The Notice of Annual Meeting and proxy statement on the following pages describe the matters to be presented at the annual meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Thomas J. Drury, Jr.
President and Chief Executive Officer

VOXWARE, INC.
Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(609) 514-4100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on November  , 2005

The annual meeting of stockholders of Voxware, Inc. (the “Company”) will be held at the offices of Morgan, Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey, on  November  , 2005, at 9:00 a.m. (local time) for the following purposes:

(1)	To elect two Class II Directors to serve until the next annual meeting of stockholders in which their class is due for election or until their successors shall have been duly elected and qualified;

(2)
To authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse split of our outstanding Common Stock at an exchange ratio of 1-for-[__], (ii) reduce the total number of authorized shares of Common Stock from 1,500,000,000 to 12,000,000, and (iii) authorize a total of 2,000,000 shares of undesignated preferred stock;

(3)
To amend our 2003 Stock Incentive Plan (the “Incentive Plan”) to increase the maximum number of shares of Common Stock reserved for issuance thereunder by an additional 150,000 shares of Common Stock from 1,158,984 to 1,308,984 shares, only after giving effect to the proposed reverse split and amendment to our Amended and Restated Certificate of Incorporation, as amended, set forth in proposal 2 above;

(4)	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2006; and

(5)	To transact such other business as may properly come before the meeting.

Holders of our Common Stock of record at the close of business on October 17, 2005 (the “Stockholders”), are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 for a period of ten (10) days prior to the Meeting and will be available for examination on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder of record entitled to vote at the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Paul Commons
Secretary

Lawrenceville, New Jersey
October  , 2005
The Company’s 2005 Annual Report Accompanies the Proxy Statement.

VOXWARE, INC.
Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, New Jersey, 08648
(609) 514-4100

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Voxware, Inc. (“Voxware”, “we”, “us” or “our”) of proxies to be voted at the Annual Meeting of Stockholders of Voxware to be held on _________, November , 2005 (the “Meeting”), at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey, at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.001 par value (the “Common Stock”), as of the close of business on October 17, 2005, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were [__________] shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. Accordingly, there are an aggregate of [__________] votes entitled to be cast at the Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted:

•	FOR the election of the Class II Director nominees for which they are entitled to vote;

•	FOR the proposal to authorize the Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to (A) effect a reverse split of our outstanding Common Stock at an exchange ratio of 1-for-[__], (B) to reduce the total number of authorized shares of Common Stock from 1,500,000,000 to 12,000,000, and (C) to authorize a total of 2,000,000 shares of undesignated preferred stock;

•	FOR the proposal to amend our 2003 Stock Incentive Plan (the “Incentive Plan”) to increase the maximum number of shares of Common Stock reserved for issuance thereunder by an additional 150,000 shares of Common Stock from 1,158,984 to 1,308,984 shares, only after giving effect to the proposed reverse split and amendment to our Amended and Restated Certificate of Incorporation, as amended, set forth in proposal 2 above;

•	FOR the ratification of the appointment of BDO Seidman, LLP, as our independent registered public accounting firm for the fiscal year ending June 30, 2006; and

•	in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

Except as provided below, the presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall generally constitute a quorum. The proxy card provides spaces for a stockholder to vote for the Board’s nominees, or to withhold authority to vote for either or both of such nominees, for election as directors. Directors are to be elected by a plurality of the votes cast at the Annual Meeting. However, pursuant to a Stockholders’ Voting Agreement dated as of August 11, 2005, by and among the Company, Edison Venture Fund V, LP (“Edison”) and Cross Atlantic Technology Fund II, LP (“Cross Atlantic”), the Company, subject to each of Edison and Cross Atlantic voting all of their stock and attending in person or by proxy all meetings of stockholders of the Company called for the purpose of electing directors, agrees to take all actions to cause and maintain the election to the Board of Directors of four persons, three of which persons shall be nominated by Edison (“Edison Director Nominee”) and one of which persons shall be nominated by Cross Atlantic

(“Cross Atlantic Director Nominee”). One of the Class II Director nominees, Michael Janis, is an Edison Director Nominee. This Stockholders’ Voting Agreement, and the respective rights and obligations of the parties thereto, shall terminate upon the earlier of (i) our sale, whether by merger, sale, or transfer of more than eighty percent (80%) of our capital stock, or sale of substantially all of our assets; or (ii) listing of our Common Stock on the NASDAQ National Market, NASDAQ Capital Market, the American Stock Exchange or other United States based national securities exchange. The proposal to authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split, to reduce the number of authorized shares of our Common Stock and to authorize shares of undesignated preferred stock requires the affirmative vote of a majority of the votes entitled to be cast by holders of all outstanding shares of our Common Stock. Provided a quorum is present in person or by proxy, all other actions proposed herein, other than the election of directors, may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Meeting, unless a greater percentage is required either by law or by the Company’s certificate of incorporation or bylaws. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included.

Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present, but are not counted for purposes of determining whether a proposal has been approved, and thus have no effect on the outcome.

This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about October   , 2005. The Annual Report to Stockholders of Voxware for the fiscal year ended June 30, 2005 (“Fiscal 2005”), including financial statements (the “Annual Report”), is being mailed together with this Proxy Statement to all stockholders of record as of October 17, 2005. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of October 17, 2005.

PROPOSAL 1: ELECTION OF DIRECTORS

General

We currently have seven directors. In accordance with our Amended and Restated Certificate of Incorporation, as amended, the terms of office of the members of our Board of Directors are divided into three classes, with each class serving for a staggered three-year term. Each Class II director elected at the Annual Meeting will serve until the 2008 annual meeting of stockholders and until such director’s successor has been elected and qualified, except in the event of such director’s earlier death, resignation or removal. The terms of office of the Class I and Class III directors will expire at the annual meetings of stockholders to be held in 2007 and 2006, respectively, upon the election and qualification of their successors.

Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the nominees named below as directors to serve until the next annual meeting in which their class is due for election or until their successors are duly elected and qualified.

Information Regarding Nominees for Election to the Board of Directors

The Board of Directors currently has seven members, two of whom are nominees for election.

The nominees for election to the Board of Directors are:

Name	Age	Served as a Director Since	Class	Positions with the Company

David B. Levi (1)(2)	72	1998	II	Director
Michael Janis (2)(4)	61	2003	II	Director

In addition, the following members of the Board of Directors are not presently nominees for election, but will, except as otherwise disclosed, serve until the next annual meeting in which their respective class is due for election or until their successors are duly elected and qualified:

Name	Age	Served as a Director Since	Class	Positions with the Company
Ross T. Martinson (2)(4)	50	2003	I	Director
Joseph A. Allegra (1)(3)(4)	52	2003	III	Director and Chairman of the Board
James L. Alexandre	48	2005	III	Director
Donald R. Caldwell (1)(3)(5)	59	2004	III	Director
Thomas J. Drury, Jr. (3)	58	2004	III	President, Chief Executive Officer and Director

___________
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating and Corporate Governance Committee.
(4) Edison Director Nominee.
(5) Cross Atlantic Director Nominee.

Director Nominees

The following information about the principal occupation or employment, other affiliations, and business experience of the nominees above has been furnished to us by the nominees:

David B. Levi has served as a director of Voxware since January 1998. Mr. Levi served as President of Natural MicroSystems Corporation, a provider of hardware and software for developers of high-value telecommunications solutions, from June 1991 to April 1995. In November 1995, Mr. Levi became President of Voice Processing Corp (VPC), where in November 1996, he was instrumental in arranging a merger of VPC with Voice Control Systems, Inc. (VCS), a supplier of telecommunications-based speech recognition systems. Mr. Levi served as Chief Operating Officer of VCS until his retirement in October 1997. Prior to 1991, Mr. Levi held Chief Executive Officer and Chief Operating Officer positions at Raytheon Data Systems, Centronics Data Computer Corp. and Raster Technologies Inc., and was a consultant to Regional Bell Operating Companies. In 2001, Mr. Levi served as the part-time Chief Executive Officer of Mediaphonics. He is currently on the Board of Directors of Microlog Inc. and on the Board of Trustees of The Harvard Radio Broadcasting Co. Mr. Levi has also served on the Boards of Directors of PictureTel, Inc., AmPro Inc., Media Unbound and Lanyon Limited. Mr. Levi is a member of The National Association of Corporate Directors and of Walnut, an angel investor group. Mr. Levi holds an A.B. from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

Michael Janis has served as a director of Voxware since June 2003. Mr. Janis has been President and CEO of The Janis Group, Inc. ("JGI") (f/k/a Software Plus, Inc.), a Software and Professional Services firm specializing in Supply Chain and Human Resources/Payroll Systems, since 1982. Prior to founding JGI in 1982, he completed a 15 year career at IBM, where he held a number of management positions including Branch Manager, Regional Manager and Administration Assistant to IBM's CEO, John Opel. Mr. Janis earned a B.S. in Political Science from Princeton University in 1966.

The Board of Directors recommends that Stockholders vote FOR each of the nominees for the Board of Directors.

Remaining Directors

The following information about the principal occupation or employment, other affiliations, and business experience of each member of the Board of Directors not presently a nominee for election, but who will serve until the next annual meeting in which their respective class is due for election or until their successors are duly elected and qualified, has been furnished to us by each such director, respectively:

Ross T. Martinson has served as a director of Voxware since June 2003. Mr. Martinson is a General Partner and Chief Financial Officer at Edison Venture Fund, an affiliate of Voxware. Mr. Martinson joined Edison in 1989 and is responsible for finance, reporting and analysis. He represents Edison as a director of four privately held portfolio companies. Previously, he was Controller of American Express Leasing and ABB Financial Services. For six years, Mr. Martinson was a Vice President with the securities firm of Kidder, Peabody. His positions included Director of Financial Consulting and Director of Corporate Financial Management Information. He was also Senior Auditor with the public accounting firm of Arthur Andersen. He received a B.A. in Economics from Yale University with honors, and an M.B.A. from New York University. He is an Advisory Board Member of the Private Equity CFO Association and New Jersey Technology Council CFO Network. Mr. Martinson was a Certified Public Accountant.

Thomas J. Drury, Jr. has served as our President, CEO and as a director of the Company since January 2004. Prior to joining Voxware, from June 2000 to December 2003, Mr. Drury was a partner and Chief Operating Officer of BaseCamp Ventures L.L.C., an early stage venture capital investment partnership. From September 1994 to June 2000, he served as President and CEO of Sensar, Inc., which developed hardware and software for the biometrics industry. Prior to that, Mr. Drury served as President and CEO of Micro Dynamics, Ltd., a document imaging software company; and President and CEO of Urix Corporation, a voice processing equipment and software company. Mr. Drury graduated Cum Laude from St. Peter’s College with a B.S. in Computer Science.

Joseph A. Allegra has served as a director of Voxware since June 2003. Mr. Allegra has been a General Partner at Edison Venture Fund, an affiliate of Voxware, where he has served since 2001. He serves as a director of six other Edison privately held portfolio companies: Archive Systems, Portable Internet, MDY, Taratec, Log-net and Maptuit. Previously, from 1989 to 2000, Mr. Allegra was co-founder and CEO of Princeton Softech. From 1988 to 1989, he was Vice President of Research and Development (“R&D”) for Computer Associates ("CA"), following its acquisition of Applied Data Research ("ADR"). He was a product manager, led product support and headed R&D at CA and ADR during a 12-year period. Mr. Allegra co-founded the Software Association of New Jersey and was Chairman of the New Jersey Technology Council. He was also a management consultant for several technology companies. Mr. Allegra received a B.A. in Economics and Computer Science from Rutgers University and an M.B.A. in Information Systems from New York University Stern School of Business.

James L. Alexandre has served as a director of Voxware since August 2005. Since 2003, Mr. Alexandre has acted as a private investor managing a diversified portfolio of public and private investments. From 2001 to 2002, Mr. Alexandre was President of Credit Suisse First Boston Securities - Japan, Limited, part of a global investment banking and financial services firm. From 2000 to 2001, Mr. Alexandre served as Managing Director and Co-Chief Integration Officer of Credit Suisse First Boston. From 1983 to 2000, Mr. Alexandre held various positions in Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), an international investment bank, including President and CEO of DLJ International, prior to DLJ's acquisition by Credit Suisse First Boston in 2000. Mr. Alexandre received his B.A. in History and Latin from the University of North Carolina and his M.B.A. from Harvard Business School. Currently, Mr. Alexandre sits on the Boards of Directors of GEO2 Technologies, Inc, Fallbrook Technologies Incorporated, ZT3 Technologies, Inc. and WiredLogic, Incorporated.

Donald R. Caldwell has served as a director of Voxware since December 2004. Since April 1999, Mr. Caldwell has been Chairman and Chief Executive Officer of Cross Atlantic Capital Partners Inc, an affiliate of Voxware. From February 1996 to March 1999, Mr. Caldwell was President and Chief Operating Officer of Safeguard Scientifics, Inc. Mr. Caldwell currently serves on the Boards of Directors of DiamondCluster International, Inc., Quaker Chemical Corporation, Kanbay International, Inc., NTERA Ltd., Sealegs LLC, Brainspark plc, Mobile Cohesion Ltd., Management Dynamics, Inc. and Rubicon Technology, Inc. Mr. Caldwell is also the Chairman of the Pennsylvania Academy of the Fine Arts and the Arts & Business Council of Greater Philadelphia and the Vice Chairman of the Greater Philadelphia Tourism Marketing Corporation. Mr. Caldwell received a B.S. from Babson College and an MBA from the Graduate School of Business at Harvard University. Mr. Caldwell is a Certified Public Accountant in the State of New York.

None of our directors is related to any other director or to any of our executive officers.

Resignation of Director

On December 14, 2004, Glenn T. Rieger resigned his position as a Class III Director and member of the Compensation Committee and Nominating and Corporate Governance Committee. At the time of his resignation, there was no disagreement between Voxware and Mr. Rieger on any matter relating to Voxware’s operations, policies or practices. Donald R. Caldwell was appointed to the Board of Directors as a Class III Director to fill such vacancy created by Mr. Rieger's resignation. Mr. Caldwell was also appointed as a member to the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Voxware and its stockholders. These guidelines, which provide a framework for the conduct of the Board's business, include that:

•	the principal responsibility of the directors is to oversee the management of Voxware;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program, and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Independence

Under NASDAQ rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Although the Company trades on the OTC-Bulletin Board and is not required to meet such director independence standards, our Board of Directors has made the decision to comply with such standards during the year ending June 30, 2006. As a result, our Board of Directors has determined that Mr. Drury, as an employee of the Company, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has further determined that none of Messrs. Levi, Janis, Alexandre, Allegra, Caldwell or Martinson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and that each of these Directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Committees and Meetings of the Board

There were twelve regular meetings of the Board of Directors during Fiscal 2005, either in person or by teleconference. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods such director served).

Directors are encouraged, but are not required, to attend the Annual Meeting of Stockholders. Three directors attended the Company’s 2004 Annual Meeting of Stockholders.

The Board of Directors has three standing committees - the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee - each committee operates under a charter that has been approved by the Board of Directors. Although these charters are not currently available on our website, we will include a copy of such charters as an appendix to our proxy statement as required. The Board of Directors has determined that currently the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, except that it has been determined that Mr. Drury, who is currently a member of the Nominating and Corporate Governance Committee, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Board of Directors has also determined that only two of the three current members of the Audit Committee are independent as defined by Rule 10A-3 under the Securities Exchange Act of 1934, with Mr. Levi, given his educational and professional experience as disclosed in the biographical information hereto, meeting the definition of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Board of Directors is currently seeking a qualified candidate meeting the independence standards of both NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934 to join our Board of Directors and our Audit Committee.

Audit Committee. The primary responsibilities of the Audit Committee, as more fully set forth in our current Audit Committee Charter adopted on August 27, 2004, and attached hereto as Appendix A, include:

•	appointing, evaluating and retaining the engagement of our independent auditors;

•	reviewing the results of their audit findings;

•	reviewing our periodic reports filed with the Securities and Exchange Commission; and

•	monitoring on a periodic basis our internal controls.

      During Fiscal 2005, the Audit Committee was comprised of Messrs. Levi, Janis and Martinson, and while each member of the Audit Committee was deemed independent under the rules of the NASDAQ Stock Market, Mr. Martinson did not meet the definition of independent under Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee currently is comprised of Messrs. Levi, Janis and Martinson. The Audit Committee held six meetings in Fiscal 2005.

       Compensation Committee. The primary responsibilities of the Compensation Committee, as more fully set forth in our current Compensation Committee Charter adopted on August 27, 2004, and attached hereto as Appendix B, include:

•	reviewing and approving, or recommending for approval by the Board of Directors, the salaries and incentive compensation of our executive officers;

•	administering our stock option plans; and

•	reviewing and making recommendations to our Board of Directors regarding these matters.

During Fiscal 2005, the Compensation Committee was comprised of Messrs. Levi, Allegra and Caldwell. Each member of the Compensation Committee was deemed independent under the rules of the NASDAQ Stock Market. The Compensation Committee currently is comprised of Messrs. Levi, Allegra and Caldwell. The Compensation Committee held two meetings in Fiscal 2005.

Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee, as more fully set forth in our current Nominating and Corporate Governance Committee Charter adopted on August 27, 2004, and attached hereto as Appendix C, include:

•	evaluating and recommending to the Board of Directors the persons to be nominated for election as directors at any meeting of stockholders;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to Voxware; and

•	overseeing the evaluation of the Board of Directors.

During Fiscal 2005, the Nominating and Corporate Governance Committee was comprised of Messrs. Drury, Allegra and Caldwell. Mr. Drury did not meet the definition of independent under the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Drury, Allegra and Caldwell. The Nominating and Corporate Governance Committee held no meetings in Fiscal 2005. In October 2005, the Nominating and Corporate Governance Committee met and recommended David B. Levi and Michael Janis to the Board of Directors for re-election at the 2005 annual meeting.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

Director candidates are also identified pursuant to a Stockholders’ Voting Agreement, dated as of August 11, 2005, by and among us, Edison Venture Fund V, L.P. (“Edison”), and Cross Atlantic Technology Fund, L.P. (“Cross Atlantic”). Pursuant to this Stockholders’ Voting Agreement, the Company, subject to each of Edison and Cross Atlantic voting all of their stock and attending in person or by proxy all meetings of stockholders of the Company called for the purpose of electing directors, agrees to take all actions to cause and maintain the election to the Board of Directors of four persons, three of which persons shall be nominated by Edison and one of which persons shall be nominated by Cross Atlantic. A vacancy in any of the directorships elected by Edison and Cross Atlantic shall be filled only by a person nominated by (i) Edison, if such directorship was one filled by a director nominated by Edison, or (ii) Cross Atlantic, if such directorship was one filled by a director nominated by Cross Atlantic, in each case with such new director to be ratified at the next succeeding annual meeting of stockholders (or written consent in lieu thereof) at which his or her respective term as a director expires, if such new director is nominated at such meeting (or written consent in lieu thereof), by vote or written consent of the holders of the Common Stock, consenting or voting, as the case may be, as one class. The directors to be elected by Edison and Cross Atlantic shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders at which their respective term as a director expires and until their successors have been elected and qualified.

In addition, each of Edison and Cross Atlantic agree to vote their respective shares of Common Stock for a Board of Directors nominee of the majority of shares held by purchasers of Common Stock pursuant to this offering who were represented by Nash Fitzwilliams Limited, as placement agent in our August 2005 financing. Notwithstanding the foregoing, such nominee must be reasonably acceptable to us and each of Edison and Cross Atlantic. The foregoing agreement to vote for such nominee shall terminate upon the sale of fifty percent (50%) of the total number of shares of Common Stock acquired in the August 2005 private placement by such purchasers in the aggregate.

Upon Edison and Cross Atlantic holding, in the aggregate, less than 40% of the outstanding Common Stock, the aggregate number of Board members representing such holders shall be reduced to three and Edison will lose the right to nominate one of the directors. Then, upon Edison and Cross Atlantic holding, in the aggregate, less than 30% of the outstanding Common Stock, the aggregate number of Board members representing such holders shall be reduced to two and Edison will lose the right to nominate an additional director. Next, upon Edison and Cross Atlantic holding, in the aggregate, less than 20% of the outstanding Common Stock, the aggregate number of Board members representing such holders shall be reduced to one and Cross Atlantic will lose the right to nominate the director. Finally, upon Edison and Cross Atlantic holding, in the aggregate, less than 10% of the outstanding Common Stock, the aggregate number of Board members representing such holders shall be reduced to zero and Edison will lose the right to nominate its remaining director.

Notwithstanding any of the percentages noted in the paragraph immediately above, in the event that Edison or Cross Atlantic, respectively, no longer holds any shares of the outstanding Common Stock, such party shall no longer be entitled to nominate any members of the Board of Directors and the other party, to the extent permitted based on the percentages noted in the paragraph immediately above, shall have the right to nominate any remaining Board positions. In determining the percentages and the number of shares of Common Stock outstanding, any shares transferred by Edison or Cross Atlantic to any person (a) who is an “affiliated person” of Edison or Cross Atlantic, as that term is defined in the Investment Company Act of 1940, or (b) who is a partner of Edison or Cross Atlantic, shall be included in such determinations.

The Stockholders’ Voting Agreement, and the respective rights and obligations of the parties, shall terminate upon the earlier of (i) our sale, whether by merger, sale, or transfer of more than eighty percent (80%) of our capital stock, or sale of substantially all of our assets; or (ii) our listing of our Common Stock on the NASDAQ National Market, NASDAQ Capital Market, the American Stock Exchange or other United States based national securities exchange.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria contained in the Committee's charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Voxware, Inc., 168 Franklin Corner Road, Lawrenceville, New Jersey 08648. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with our Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of our outside counsel, is primarily responsible for monitoring communications from stockholders, and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Voxware, Inc., 168 Franklin Corner Road, Lawrenceville, New Jersey 08648.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Report of the Audit Committee

The Audit Committee has furnished the following report:

To the Board of Directors of Voxware, Inc.:

The Audit Committee of the Company’s Board of Directors is currently composed of three members and acts under a written charter adopted on August 27, 2004. The current members of the Audit Committee possess the financial sophistication required by our charter and applicable rules. The Audit Committee held six meetings during Fiscal 2005.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the independent registered public accounting firm’s review of the Company’s unaudited interim financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended June 30, 2005. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards Nos. 61, 89 and 90 (Communication with Audit Committees) with the Company’s independent registered public accounting firm. These standards require the Company’s independent registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
  the process used by management in formulating particularly sensitive accounting estimates, and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-KSB.

                   By the Audit Committee of the Board of Directors of
                   Voxware, Inc., as currently constituted

                    David B. Levi
                    Michael Janis
                    Ross T. Martinson

Compensation of Directors

Our 1998 Stock Option Plan for Non-Employee Directors was adopted by the Board of Directors in October 1997 and approved by our stockholders in January 1998. The Plan provides for the automatic grant of options to purchase shares of our Common Stock to directors who are not officers, nor employees, nor consultants of Voxware or any of its subsidiaries (other than the Chairman of the Board of Directors of Voxware, who shall be eligible if he or she is not otherwise an officer, employee or consultant of Voxware). Subject to the provisions of the Plan, the Board has the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Under the Plan, each eligible individual receives an option to purchase 30,000 shares of our Common Stock (the “Initial Options”) on the date of his or her initial election or appointment to the Board; provided that all outside directors elected at the 1998 Annual Meeting of Stockholders in January 1998 received the initial option, whether or not they served on the Board of Directors prior to the meeting. In addition, on the date of an eligible individual's re-election to the Board, if he or she has attended at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director in the just completed calendar year, he or she will be granted an option to purchase an additional 10,000 shares of our Common Stock. All options granted under the Plan will have an exercise price equal to the fair market value on the date of grant. Options granted under the Plan vest in 12 equal quarterly installments beginning at the end of the first three-month period following the date of grant.

In 2004, our Board of Directors amended its policy to compensate its members in connection with attendance at meetings of the Board, including committees thereof, and service with respect to the Board. Pursuant to the amended policy, no member of the Board shall receive cash compensation, however, the Board, in its discretion, may grant stock options to the members of the Board under the Company’s Incentive Plan.

During Fiscal 2005, the following options were granted under the Incentive Plan.

Director	Number of Shares Underlying Options Granted (1)	Grant Date	Exercise Price (1)
Donald R. Caldwell	1,000,000	2/10/05	$0.020
(1) Does not give effect to the proposed 1-for-[__] reverse stock split.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, and upon written representations of our Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

EXECUTIVE OFFICERS

The current executive officers of the Company, and their respective ages and positions with the Company, are as follows:

Name	Age	Capacities In Which Served	In Current Position Since
Thomas J. Drury, Jr	58	President and Chief Executive Officer	2004
Paul Commons (1)	51	Vice President, Chief Financial Officer and Secretary	2004
Yildiray Albayrak (2)	46	Vice President, Client Platform Development	2001
Stephen Gerrard (3)	54	Vice President, International Sales	2003
Elif Kizilkaya (4)	33	Vice President, Delivery & Support Services	2005
Joseph F. Morrow, Jr. (5)	54	Vice President, Marketing	2005
Charles K. Rafferty (6)	43	Vice President, Channel Partner & Reseller Sales	2005
John Y. C. Roth (7)	42	Vice President, US & UK Sales	2000
David Vetter (8)	61	Chief Technology Officer	1999

(1)
Paul Commons has served as Vice President, Chief Financial Officer and Secretary of the Company since June 2004. From 2001 to June 2004, Mr. Commons was CFO of VPIsystems Inc., a telecommunication photonic design automation and network lifecycle software company. Prior to that, from 1997 to 2001 Mr. Commons served as Senior Vice President and Director of Finance at RCN Corporation, the largest single-source facilities-based provider of bundled voice, cable television and high-speed Internet services to residential markets, and as CFO and Vice President of Brainstorm Networks, the largest regional business ISP in the San Francisco Bay area. Mr. Commons holds a B.I.A. from Kettering University and an M.B.A. with a major in finance from the University of Denver.

(2)
Yildiray Albayrak has served as Vice President, Client Platform Development, since July 2004. Mr. Albayrak joined Voxware when Voxware acquired the assets of Verbex Voice Systems, Inc. in 1999. Mr. Albayrak had been with Verbex Voice Systems since 1989. Mr. Albayrak holds a B.S. in Electrical Engineering from Mid-East Technical University in Ankara, Turkey, and a M.S. in Electrical Engineering from Northeastern University.

(3)
Stephen Gerrard has served as Vice President, International Sales, since April 2005. Mr. Gerrard is responsible for worldwide sales outside of North America through channel partners. From March 2003 until April 2005, Mr. Gerrard was Vice President of Marketing. Prior to joining Voxware, Mr. Gerrard served as Vice President of Marketing for several companies, including Envoy Technologies, VirtualEdge Corporation, Connextive and Princeton Softech, Inc. At Princeton Softech, he served as Vice President of Strategic Planning and Marketing from 1996 to 2001. Mr. Gerrard holds a B.A. in Communications from Ambassador University in London, England.

(4)
Elif Kizilkaya has served as Vice President, Product Delivery and Customer Support Services, since April 2005. Prior to her promotion, she held the position of Director of Professional Services and Industrial Engineering since 2002. Ms. Kizilkaya joined Voxware in March 2000 as a project manager, and in October 2001 was promoted to Director of Industrial Engineering. Ms. Kizilkaya brings 10 years experience in project management and engineering to Voxware. In this capacity, she is a lead person who works closely with customers to design complete VoiceLogistics™ solutions based on customer requirements. Prior to joining Voxware, she worked with The Consulting Group to implement warehouse management systems and design distribution facilities. Ms. Kizilkaya holds a B.S. in Industrial Engineering and Information Systems, and a M.S. in Information Systems from Northeastern University. She is currently a Ph.D. candidate in Industrial Engineering at Northeastern.

(5)
Joseph F. Morrow, Jr. has served as Vice President, Marketing, since September 2005. Mr. Morrow is responsible for marketing and, additionally, new business development for legacy products. Prior to joining Voxware, Mr. Morrow served as Vice President and Chief Product Officer for Princeton Ecom, a firm that provided Internet-based electronic billing and payment solutions. From 1999 to 2001, he held various positions, first at BlueGill Technologies and subsequently, after acquisition, at Checkfree Corporation, including Vice President of New Business Development, Vice President of Product Management, and Vice President of Product Marketing. At Telesciences, Inc., from 1996 to 1999, Mr. Morrow served as Director of Corporate Development and Corporate and Product Marketing. Prior to that he held a number of positions, including Director of Business Planning and Marketing at what is now Verizon. Mr. Morrow holds a B.A. in Economics from the University of Michigan, M.A.'s in Economics and Mathematics from the University of Pennsylvania, and a M.B.A. from New York University.

(6)
Charles K. Rafferty has served as Vice President, Channel Partner & Reseller Sales, since August 2005. Mr. Rafferty is responsible for leading all business development, strategic alliance and channel sales activities for North America. Prior to joining Voxware, Mr. Rafferty held executive positions at two supply chain execution solutions companies, from 2003 to 2005 as Vice President of North American Sales and Business Development at Optum, Inc., recently acquired by Click Commerce, and from 2001 to 2003 as Vice President North American Sales at Prescient Systems. From 1999 to 2001, Mr. Rafferty served as National Sales director of Impresse Corporation, (acquired by PCI). Mr. Rafferty's career spans 20 years in enterprise software sales, field operations and sales management at leading software companies, including Logility, Inc., Dun & Bradstreet Software, Inc. and Automatic Data Processing. Mr. Rafferty holds a B.S. in Business Management & Information Systems from Widener University.

(6)
John Y. C. Roth has served as Vice President, Sales, since May 2000. Mr. Roth, who joined Voxware in May of 2000, is responsible for domestic and UK sales. Prior to joining Voxware, from December 1999 to May 2000, Mr. Roth held positions as Regional Sales Manager at Mincron Software Systems, Sales Consultant and Project Manager at Manhattan Associates, Inc., Manager-Generation and Transmission Analysis Group of Electronic Data Systems, and Financial Representative for Edward D. Jones/B.C. Ziegler. From February 1986 through July 1992, Mr. Roth served in the U. S. Army as Commander/Executive Officer/ Platoon Leader and Program Manager. Mr. Roth holds a B.S. in Engineering from the U. S. Military Academy at West Point, and a M.S. in Management from Georgia Institute of Technology.

(7)
David Vetter has served as Chief Technology Officer since February 1999. Mr. Vetter joined Voxware when Voxware acquired the assets of Verbex Voice Systems, Inc. in 1999. Mr. Vetter had been with Verbex Voice Systems since 1987. Prior to that, Mr. Vetter held positions in various software companies. Mr. Vetter holds a B.S. in Humanities and Mathematics from MIT, and a M.A. in Physics from the University of Massachusetts.

None of our executive officers is related to any other executive officer or to any director of the Company.

EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 2005

The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as our Chief Executive Officer at any time during Fiscal 2005, and the four other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2005 (collectively, the “Named Executive Officers”), during the three years ended June 30, 2005:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e) (1)	Securities Underlying Options (#) (g) (2)	All Other Compensation ($) (i)
Thomas J. Drury, Jr. President and Chief Executive Officer	2005 2004 2003	207,500 101,054 -	105,000 8,000 -	- - -	13,557,604 39,790,558 -	- - -
Paul Commons Vice President, Chief Financial Officer and Secretary	2005 2004 2003	165,000 5,077 -	49,500 - -	- - -	6,821,910 6,515,130 -	- - -
Don Cohen Vice President - Software Engineering	2005 2004 2003	154,791 150,000 25,000	25,000 8,000 -	- - -	3,500,000 - 4,500,000	- - -
Stephen Gerrard Vice President - International Sales	2005 2004 2003	154,792 156,000 36,646	30,000 6,000 -	- - -	1,000,000 - 3,000,000	- - -
John Y. C. Roth Vice President - US & UK Sales	2005 2004 2003	130,000 250,464 103,500	- - -	208,159 130,102 -	3,000,000 1,000,000 2,000,000	- - -

    _____________

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property have been omitted in those instances where such perquisites and other personal benefits, securities or property constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2)	Does not give effect to the proposed 1-for-[__] reverse stock split.

Option Grants in Fiscal 2005

The following table sets forth information concerning individual grants of stock options made pursuant to the Incentive Plan during Fiscal 2005 to each of the Named Executive Officers. We have never granted any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants(1)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Market Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name (a)	(#) (b) (2)	(%) (c)(3)	($/Sh) (d)	($/Sh) (e)	(f)	0% ($) (g)	5% ($) (h)	10% ($) (i)
Thomas J. Drury, Jr	13,557,604(4)	33.0%	$0.020	$0.045	07/01/14	$ 338,940	$ 722,624	$ 879,123
Paul Commons	6,821,910(5)	16.6%	$0.020	$0.045	07/01/14	$ 170,548	$ 363,610	$ 442,357
Don Cohen	3,500,000(6)	8.5%	$0.020	$0.045	07/01/14	$ 87,500	$ 186,551	$ 226,952
Stephen Gerrard	1,000,000(6)	2.4%	$0.020	$0.045	07/01/14	$ 25,000	$ 53,300	$ 64,844
John Y. C. Roth	3,000,000(6)	7.3%	$0.020	$0.045	07/01/14	$ 75,000	$ 159,901	$ 194,531

          _________
(1)	Does not give effect to proposed 1-for-[__] reverse stock split.

(2)	Such options were granted pursuant to the Company’s Incentive Plan. The Incentive Plan was adopted by the Board of Directors on April 16, 2003, and approved by the stockholders of the Company on June 24, 2003. A total of 173,847,624 shares are reserved for issuance upon the exercise of options and/or other awards granted under the Incentive Plan. Those eligible to receive awards under the Incentive Plan include employees, officers, directors, consultants and advisors of the Company. Subject to the provisions of the Incentive Plan, the administrator of the Incentive Plan selects the recipients of awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards, and the terms and conditions of such awards, including conditions for repurchase, issue price, repurchase price, and the establishment of specified performance goals as a condition to repurchase.

(3)	Based on an aggregate of 41,769,644 options granted to employees in Fiscal 2005.

(4)	Grant Date: 1/26/05; Vesting: 7/48 on 2/1/05 and 1/48 per month thereafter.

(5)	Grant Date: 1/26/05; Vesting: 25% on 6/21/05 and 1/48 per month thereafter.

(6)	Grant Date: 1/26/05; Vesting: 25% on 7/1/05 and 6.25% at the end of each three month period.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table sets forth information concerning each exercise of options during Fiscal 2005 by each of the Named Executive Officers and the fiscal year-end value of unexercised in-the-money options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name (a)	Shares Acquired on Exercise (#) (b) (1)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable / Unexercisable (d) (1)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable / Unexercisable (e) (2)
Thomas J. Drury, Jr.	--	--	17,197,185 / 36,150,977	$500,381 / $1,032,276
Paul Commons	3,334,260	$71,828	0 / 10,002,780	0 / $274,501
Don Cohen	1,125,000	$18,000	1,125,000 / 5,750,000	$33,750 / $155,000
Stephen Gerrard	--	--	1,500,000 / 2,500,000	$45,000 / $70,000
John Y. C. Roth	--	--	1,347,500 / 4,687,500	$39,375 / $125,625

___________

(1)	Does not give effect to proposed 1-for-[__] reverse stock split.

(2)	Based on a fiscal year end fair market value of the underlying securities equal to $0.045 per share, less the exercise price for such shares.

Equity Compensation Plan Information

The following table provides information as of June 30, 2005, with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans that have been approved by security holders	105,393,317	$ 0.0291	72,037,932

__________________

(1) Shares reserved for issuance under the plan may be issued upon the exercise of stock options or though direct stock issuances which vest upon the completion of designated service periods or the attainment of prescribed performance goals.

There are no equity compensation plans that have not been approved by security holders.

Employment Agreements

Thomas J. Drury, Jr., our President and Chief Executive Officer, has a three-year employment agreement with us which commenced on January 5, 2004. Mr. Drury currently receives an annual base salary of $210,000, and is also eligible to receive a bonus based upon the Company’s performance as measured against a business plan approved by the Board. The Company also granted to Mr. Drury stock options for the purchase of 39,790,558 and 13,557,604 shares of Common Stock, exercisable at $0.015 and $0.020 per share, respectively. Upon a change in control, other than a management buyout, the unvested portion of the option shall immediately vest in a pro rata percent equal to the portion of the option which would have otherwise vested within the 24 month period following the change of control, assuming continued employment, and become exercisable. Thereafter, any unvested stock options shall continue to vest at the same rate they vested prior to the change of control, so long as the employee remains employed. In addition, if the employee’s employment is terminated within six months following a change of control, or if good reason occurs within six months following a change of control, regardless of whether or not employee terminates his employment, the entire remaining unvested portion of the option shall become vested and immediately exercisable by employee.

Paul Commons, our Vice President and Chief Financial Officer, has a three-year employment agreement with us which commenced on June 21, 2004. Mr. Commons currently receives an annual base salary of $165,000, and is also eligible to receive a bonus based upon the Company’s performance as measured against a business plan approved by the Board. The Company also granted to Mr. Commons stock options for the purchase of 4,886,347 and 5,116,433 shares of Common Stock, exercisable at $0.015 and $0.020 per share, respectively. Upon a change in control, other than a management buyout, the unvested portion of the option shall immediately vest in a pro rata percent equal to the portion of the option which would have otherwise vested within the 24 month period following the change of control, assuming continued employment, and become exercisable. Thereafter, any unvested stock options shall continue to vest at the same rate they vested prior to the change of control, so long as the employee remains employed. In addition, if the employee's employment is terminated within six months following a change of control, or if good reason occurs within six months following a change of control, regardless of whether or not employee terminates his employment, the entire remaining unvested portion of the option shall become vested and immediately exercisable by employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is currently composed of Messrs. Allegra, Levi and Caldwell. No interlocking relationship exists between any member of the Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation Committee is or was formerly an officer or an employee of the Company.

During Fiscal 2005, Edison, of which Joseph A. Allegra is a general partner, and Cross Atlantic, of which Donald R. Caldwell is the Chairman and Chief Executive Officer, participated in the following transactions with us:

In connection with our August 2005 private placement, all shares of our Series D Preferred Stock held by Edison, Cross Atlantic and David Levi were converted to shares of Common Stock. In this private placement, Cross Atlantic purchased an aggregate of 23,201,416 shares of Common Stock at a purchase price of $742,445 and Edison purchased an aggregate of 69,604,126 shares of Common Stock at a purchase price of $2,227,332.

PERFORMANCE GRAPH (1)(2)

The graph below compares the cumulative total stockholder return on our Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index, and (ii) the S&P Information Technology Index, assuming an investment in each of $100 on June 30, 2000.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG VOXWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

DOLLARS
120
100
80
60
40
20
0
6/00
6/01
6/02
6/03
6/04
6/05
VOXWARE, INC.
NASDAQ STOCK MARKET (U.S.)
S & P INFORMATION TECHNOLOGY

* $100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
Voxware, Inc.	$100.00	18.11	1.16	1.74	0.93	0.95
Nasdaq Stock Market (U.S.)	$100.00	55.50	37.13	31.63	43.05	43.54
S&P Information Technology	$100.00	47.76	29.12	31.30	39.26	37.88

___________

(1)    This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)    The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Research Data Group, a source believed to be reliable, but Voxware is not responsible for any errors or omissions in such information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on general compensation matters, determines the compensation of the Chief Executive Officer and the President, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel, and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our 1998 Stock Option Plan for outside directors and the Incentive Plan.

General Compensation Policy for Executive Officers. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon our performance, as well as upon each executive officer’s own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (2) cash bonuses which reflect the achievement of performance objectives and goals, and (3) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders.

•	Factors. The principal factors which the Compensation Committee considered with respect to each executive officer’s compensation for Fiscal 2005 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors with respect to executive compensation for future years.

•	Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. The Compensation Committee utilized specific compensation information available for similar positions at competitor companies for comparative compensation purposes in determining base salaries for Fiscal 2005.

•	Bonus. The incentive compensation of executive officers is closely related to Voxware’s performance. A portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives, including qualitative measures of Voxware’s performance such as progress in the development, marketing and adaptation of Voxware’s products to its target markets, the establishment of key strategic relationships with customers and other key partners in our target markets, and proficient usage of our available financial and manpower resources.

•	Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders, and provide each individual with a significant incentive to manage Voxware from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer’s continued employment with Voxware. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by Voxware during the vesting period, and then only if the market price of the underlying shares appreciates.

The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer’s current position with Voxware, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

CEO Compensation. In determining the compensation payable to our Chief Executive Officer, the Compensation Committee considered the CEO’s performance in Fiscal 2005 and Voxware’s performance.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2005, this provision has not affected our tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

Summary. The Compensation Committee believes that its compensation philosophy of paying its executive officers well by means of competitive base salaries and cash bonus and long-term incentives, as described in this report, serves the interests of Voxware and its stockholders.

                    By the Compensation Committee of the Board of
                    Directors of Voxware, Inc. as currently constituted

                    Joseph A. Allegra
                    David B. Levi
                    Donald R. Caldwell

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 11, 2005, by (1) each person or group who is known by us to own beneficially more than 5% of our Common Stock, (2) each of our directors and nominees, (3) each of our Named Executives for whom compensation information is provided above, and (4) all of our executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc., Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class (1)
(i) Certain beneficial owners: Edison Venture Fund V, L.P. (3) 1009 Lenox Drive #4, Lawrenceville, NJ 08648	522,938,934	49.58%
Cross Atlantic Technology Fund II, L.P. (4) 5 Radnor Corporate Center #555 100 Matsonford Road, Radnor, PA 29087	174,313,018	17.83%
Scorpion Nominees Limited (5) c/o Oracle Management Ltd. 85 Reid Street, Hamilton HM12, Bermuda	77,747,492	8.27%
(ii) Directors (which includes all nominees) and Named Executives:
David B. Levi (6)	16,517,603	1.76%
Joseph A. Allegra (7)	523,501,434	49.64%
Michael Janis (8)	562,500	**
Ross T. Martinson (9)	522,938,934	49.58%
Donald R. Caldwell (10)	174,875,518	17.89%
James L. Alexandre	15,625,000	1.66%
Thomas J. Drury, Jr. (11)	24,052,409	2.50%
Paul Commons (12)	5,126,390	**
Yildiray Albayrak (13)	2,127,356	**
Don Cohen (14)	3,687,500	**
Stephen Gerrard (15)	2,125,000	**
Elif Kizilkaya (16)	841,200	**
Joseph F. Morrow	--	--
Charles K. Rafferty	--	--
John Y. C. Roth (17)	2,703,750	**
David Vetter (18)	1,193,750
(iii) All directors and current executive officers as a group (16 persons)	772,939,410	73.45%

                        ___________

**	Less than 1% of outstanding shares of our Common Stock.

(1)
Number of shares beneficially owned and percent of class are determined by assuming that options or other Common Stock equivalents that are held by such person or group (but not those held by any other person or group) and which are exercisable or convertible within 60 days have been exercised or converted. All share numbers set forth in this table do not give effect to the proposed 1-for-[__] reverse stock split.

(2)	We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(3)
Includes 407,016,315 shares of Common Stock, and 115,922,619 shares of Common Stock issuable upon exercise of Common Stock warrants. Collectively, Joseph A. Allegra, Ross Martinson, John Martinson, Bruce Luehrs and Gary Golding have voting and investment control over the shares of Common Stock held by Edison Venture Fund V, L.P., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(4)
Includes 135,672,145 shares of Common Stock, and 38,640,873 shares of Common Stock issuable upon exercise of Common Stock warrants. Collectively, Donald R. Caldwell, President and Chief Executive Officer, Fred Tecce, Vice President, Richard M. Fox, Vice President, and Gerry McCrory, Vice President, have voting and investment control over the shares of Common Stock held by Cross Atlantic Technology Fund II, L.P., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(5)
Includes 76,783,643 shares of Common Stock, and 963,849 shares of Common Stock issuable upon exercise of Common Stock warrants. Collectively, John O’Kelly-Lynch, President and Director, William Spencer, Vice President and Director, and Vaughn Sullivan, Secretary, have voting and investment control over the shares of Common Stock held by Scorpion Nominees Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(6)
Includes 15,616,611 shares of Common Stock, 275,992 shares of Common Stock issuable upon exercise of Common Stock warrants, and 625,000 shares of Common Stock issuable upon the exercise of stock options.

(7)
Owner of record is Edison Venture Fund V, L.P. The reporting person is a general partner of Edison Venture Fund V, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Also includes 562,500 shares of Common Stock issuable upon the exercise of stock options issued to Mr. Allegra.

(8)	Reflects 562,500 shares of Common Stock issuable upon the exercise of stock options.

(9)
Owner of record is Edison Venture Fund V, L.P. The reporting person is a general partner of Edison Venture Fund V, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(10)
Owner of record is Cross Atlantic Technology Fund II, L.P. The reporting person is a general partner of Cross Atlantic Technology Fund II, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Also includes 562,500 shares of Common Stock issuable upon the exercise of stock options issued to Mr. Caldwell.

(11)	Reflects 24,052,409 shares of Common Stock issuable upon the exercise of stock options.

(12)	Includes 3,334,260 shares of Common Stock, and 1,792,130 shares of Common Stock issuable upon the exercise of stock options.

(13)	Includes 724,856 shares of Common Stock, and 1,402,500 shares of Common Stock issuable upon the exercise of stock options.

(14)	Includes 3,625,000 shares of Common Stock, and 62,500 shares of Common Stock issuable upon the exercise of stock options.

(15)	Reflects 2,125,000 shares of Common Stock issuable upon the exercise of stock options.

(16)	Includes 19,950 shares of Common Stock, and 821,250 shares of Common Stock issuable upon the exercise of stock options.

(17)	Reflects 2,703,750 shares of Common Stock issuable upon the exercise of stock options.

(18)	Reflects 1,193,750 shares of Common Stock issuable upon the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 11, 2005, the Company entered into a Common Stock Purchase Agreement with certain accredited investors, pursuant to which the Company agreed to issue an aggregate of up to 206,250,000 shares of its Common Stock, $0.001 par value per share, in a private placement. On August 11, 2005, the Company issued and sold an aggregate of 188,860,967 shares of Common Stock, and on August 22, 2005, the private placement's second and final closing, the Company issued and sold an additional 17,389,030 shares of Common Stock. A total of 206,249,997 shares of Common Stock and warrants to purchase 6,528,750 shares of Common Stock were issued through the August 2005 private placement.

Edison Venture Fund V, L.P. purchased 69,604,126 shares of Common Stock in the private placement. Joseph A. Allegra and Ross T. Martinson are each general partners of Edison Venture Fund V, L.P. and directors of the Company. Each of Messrs. Allegra and Martinson disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

        Cross Atlantic Technology Fund, II, LP purchased 23,201,416 shares of Common Stock in the private placement. Donald R. Caldwell is a general partner of Cross Atlantic Technology Fund II, L.P. and a director of the Company. Mr. Caldwell disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

James L. Alexandre purchased 15,625,000 shares of Common Stock in the private placement. Mr. Alexandre was elected to the Board of Directors on August 11, 2005, subsequent to the first closing of the private placement.

PROPOSAL 2: BOARD AUTHORIZATION TO AMEND OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION AND TO EFFECT REVERSE STOCK SPLIT

The Board of Directors is proposing that our stockholders approve a proposal to authorize the Board to amend our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of all outstanding shares of our Common Stock, at a ratio of 1-for-[__] and to effect certain other amendments described below. If the proposal is approved, the Board would have the sole discretion to elect, as it determines to be in the best interests of the company and our stockholders, to effect the reverse split at any time before our 2006 Annual Meeting. The Board will also have sole discretion not to approve the reverse stock split, and approval of the proposal will constitute express authorization to the Board not to proceed with the reverse stock split if it should so decide. The Board of Directors believes that approval of a proposal providing this authority to the Board, rather than mere approval of an immediate reverse stock split, would give the Board the flexibility to react to market conditions and act in the best interests of the Company and our stockholders.

If the Board determines to effect the reverse stock split, we would file an amendment to our Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State. The form of amendment to our Certificate of Incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex A; the text of the form may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by the Board. Our Board of Directors has approved and declared advisable the proposed amendment. If the Board elects to implement a reverse stock split, then the number of issued and outstanding shares of our Common Stock would be reduced by [__]% in accordance with the 1-for-[__] exchange ratio. The par value of our Common Stock would remain unchanged at $0.001 per share. The reverse stock split would become effective upon filing the amendment to our Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State.

Purpose of Proposed Reverse Stock Split

The purpose of the reverse stock split is to attempt to increase the per share trading value of our Common Stock. Our Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our Common Stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and our stockholders. The Board believes that an increase in the trading price of our Common Stock will help facilitate the possible listing of our Common Stock on the NASDAQ Capital Market (formerly NASDAQ Small Cap Market) or a similar stock exchange. If the trading price of our Common Stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.

You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in the Company. You should also consider that, in many cases, the market price of a company's shares declines after a reverse stock split.

The Board’s determination regarding whether to effect a reverse stock split will be based upon factors that include, but are not limited to, our determination to apply for listing of our Common Stock on the NASDAQ Capital Market or a similar stock exchange. Current NASDAQ Capital Market Listing requirements include, among others, a public float of one million shares with a minimum bid price of $4.00 and more than 300 round-lot shareholders. There can be no assurance that we will successfully list our Common Stock on the NASDAQ Capital Market, or if we do successfully list on such an exchange, that we will be able to maintain such listing. If our Board ultimately determines to effect a reverse split, no further action on the part of our stockholders would be required. Notwithstanding approval of the reverse split proposal by the stockholders, the Board may, in its sole discretion, determine to delay the effectiveness of the reverse split up until the 2006 Annual Meeting, or determine not to effect the reverse split at all.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock. However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

As a result of the proposed 1-for-[__] reverse stock split, shares of our Common Stock outstanding will be reduced by [__]%. Based on the [______] shares outstanding as of the record date for our Annual Meeting, the total number of shares of Common Stock outstanding after the reverse stock split, without accounting for fractional shares which will be cancelled and paid for in cash, will be [______].

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by [__]%, and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse split, as described in further detail below. The reverse stock split would not affect any stockholder's percentage ownership interest in the Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Options and Warrants. In addition, we would adjust all outstanding shares of any options or warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the 1-for-[__] exchange ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by [__]%, and the exercise price per share would be multiplied by [__]). Also, we would reduce the number of shares reserved for issuance under our existing stock option plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, options or warrants exercisable for our Common Stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act.

Authorized Shares of Stock

The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split. As of October 17, 2005, we had 1,500,000,000 shares of authorized Common Stock and [______]shares of Common Stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted. After the effectiveness of the amendment to the Amended and Restated Certificate of Incorporation, as amended, the total authorized shares of Common Stock will be 12,000,000 shares and the total number of shares of Preferred Stock which the

Corporation is authorized to issue will be 2,000,000 shares, and the par value of each of the shares of Preferred Stock is $0.001. The shares of Preferred Stock shall be undesignated as to series.

Upon the effectiveness of the proposed amendment to the Amended and Restated Certificate of Incorporation, the Board of Directors shall be expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares series of such series or shares of any other series of Preferred Stock, the amendment of the Amended and Restated Certificate of Incorporation, as amended, or the Corporation’s By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of; any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation, as amended.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal and the Board decides to implement the reverse stock split, we will file with the Delaware Secretary of State a certificate of amendment to our Amended and Restated Certificate of Incorporation, as amended. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon a reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the exchange ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Amended and Restated Certificate of Incorporation, as amended, or bylaws with respect to the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances. We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

The Board of Directors unanimously recommends a vote FOR approval of the proposal to authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, and to effect a reverse stock split.

PROPOSAL 3: AMENDMENT TO
OUR 2003 STOCK INCENTIVE PLAN

The 2003 Stock Incentive Plan (the “Incentive Plan”) was adopted by the Board of Directors on April 16, 2003 and approved by our stockholders on June 24, 2003. As of October 11, 2005, the maximum number of shares of Common Stock reserved for issuance upon the exercise of stock options or other awards granted under the Incentive Plan, after giving effect to the reverse split, was 1,158,984 shares. As of that date, 893,705 of those shares were subject to outstanding stock options, 10,202,376 shares had been issued, and 265,280 shares remained available for future grant.

If stockholder approval of this proposal to amend the Incentive Plan is obtained and the Board of Directors has been granted the authority to amend our Amended and Restated Certificate of Incorporation, as amended, as set forth in Proposal 2 above, upon the effectiveness of the amendment to the Amended and Restated Certificate of Incorporation, as amended, then the maximum number of shares of Common Stock reserved for issuance under the Incentive Plan will be increased by an additional 150,000 shares of Common Stock from 1,158,984 to 1,308,984 shares, after giving effect to the reverse split, and those additional 150,000 shares of Common Stock will accordingly be available for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Incentive Plan.

A copy of the proposed amendment to the Incentive Plan is attached hereto as Annex B.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The ability to offer competitive equity incentive packages is critical to attracting, retaining and motivating key personnel and potential hires. Voxware's management relies on equity-based compensation both to provide a performance incentive to employees and to encourage broad employee stock ownership in the Company. The Board of Directors believes that the Incentive Plan is essential to permit Voxware's management to continue the pursuit of these objectives. Moreover, equity-based grants are designed to align the interests of each participating employee with those of the stockholders and provide each such individual with a significant incentive to view Voxware from the perspective of an owner with an equity stake.

The following is a brief summary of the Incentive Plan. The following summary is qualified in its entirety by reference to the Incentive Plan, which is attached hereto as Annex C.

Types of Awards

The Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options and restricted stock awards (collectively, "Awards").

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). On October 11, 2005, the fair market value per share of Common Stock was $0.047, based on the closing selling price per share on the NASDAQ National Market on that date.

Options may not be granted for a term in excess of ten years. The Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, (ii) through a "same-day exercise and sale procedure through a broker pursuant to which the shares purchased under the option are immediately sold and a portion of the sale proceeds are remitted to the Company in payment of the exercise price and the applicable withholding taxes; (iii) surrender to the Company of shares of Common Stock; (iv) any other lawful means; or (v) any combination of these forms of payment.

Restricted Stock Awards. Awards of restricted stock entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient (or subject forfeiture if the shares are issued without cash consideration paid by the recipients) in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its corporate subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the Incentive Plan may not exceed 30,000,000 shares (pre-reverse split) per calendar year. Stockholder approval of this proposal will also constitute re-approval of that [___________] share (on a post-reverse split basis) limitation for purposes of Section 162(m) of the Code. This limitation will assure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options granted under the Incentive Plan with an exercise price per share equal to the fair market per share of Common Stock on the grant date will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

Plan Benefits

As of October 11, 2005, approximately 93 persons were eligible to receive Awards under the Incentive Plan, including the Company's 8 executive officers and 6 non-employee directors. The granting of Awards under the Incentive Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. However, the following table sets forth, as to Chief Executive Officer and the Company’s other most highly compensated executive officers with base salary and bonus for the 2005 fiscal year in excess of $100,000 (collectively referred to herein as the “Named Executive Officers”) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Incentive Plan from July 1, 2004 through October 11, 2005, together with the weighted average exercise price per share in effect for such option grants. There were no Awards of restricted stock made under the Incentive Plan during that period.

Name and Position	Number of Shares Underlying Options Granted(#)	Weighted Average Exercise Price Per Share($)
Named Executive Officers:
Thomas J. Drury, Jr.	16,557,604	$0.022
Paul Commons	8,821,910	$0.023
Don Cohen	4,500,000	$0.023
Stephen Gerrard	3,000,000	$0.028
John Y. C. Roth	5,700,000	$0.026

All current executive officers as a group (5 persons)	38,579,514	$0.023

Non-Employee Directors:
Donald R. Caldwell	1,000,000	$0.015

All employees, including current officers who are not executive officers, as a group (approximately 39 persons)	33,473,500	$0.029

As of October 11, 2005, no stock options or Restricted Stock Awards have been made on the basis of the 150,000-share increase to the Incentive Plan which is the subject of this Proposal

Administration

The Incentive Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Board of Directors may delegate authority under the Incentive Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors may authorize the compensation committee to administer certain aspects of the Incentive Plan, including the granting of options to executive officers, and may authorize one or more executive officers the authority to grant options to employees who are not executive officers.

Subject to any applicable limitations contained in the Incentive Plan, the Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including the issue price, conditions for repurchase, repurchase price, and the establishment of specified performance goals which must be attained in order to avoid a repurchase or forfeiture of the Awards.

The Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, will also have the discretionary authority to accelerate the vesting of any outstanding Awards or waive any forfeiture provisions or other restrictions applicable to those Awards.

Changes in Capitalization

 In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-offs or other similar change in the Company’s capital structure corporate structure, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Incentive Plan; (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the plan per calendar year and (iii) the number and/or class of securities and the exercise price in effect under each outstanding option Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Incentive Plan or the outstanding awards thereunder.

Reorganization Events

The Incentive Plan contains provisions addressing the consequences of any Reorganization Event (as defined in the Incentive Plan). Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed by the acquiring or succeeding corporation or replaced with equivalent substitute options. However, if the acquiring or succeeding corporation does not agree to assume the outstanding options or substitute equivalent options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash-out of the value of any outstanding options, whether or not vested and exercisable at that time. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

Amendment or Termination

No Award may be made under the Incentive Plan after the tenth anniversary of the date on which the Incentive Plan was adopted by the Board of Directors, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Incentive Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders to the extent that stockholder approval is required by Section 162(m).

Stockholder Rights and Transferability.

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are in general not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.

        A participant will have certain stockholder rights with respect to any unvested shares of Common Stock acquired under the Stock Incentive Plan. Accordingly, the participant will have the right to vote such shares and to receive dividends paid on such shares, but will not have the right to transfer such shares prior to vesting.

Special Tax Election.

        The Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be,  may provide one or more participants in the Incentive Plan with the right to have the Company withhold a portion of the shares otherwise issuable to them individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of their options or the vesting of unvested shares acquired under the Incentive Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Incentive Plan and with respect to the sale of Common Stock acquired under the Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the Company will be required to collect the withholding taxes applicable to such income from the optionee.

Shares purchased under a non-statutory option will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling those shares, the optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in those shares. This capital gain or loss will be a long-term gain or loss if the optionee has held the shares Stock for more than one year prior to the date of the sale.

        Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes a valid election under Section 83(b) of the Code ("Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the restricted stock issuance, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time of issuance and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the amount realized upon the sale of the Common Stock and his or her tax basis in that Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. The holding period will be measured from the date the forfeiture provisions or transfer restrictions applicable to the shares lapse, unless a Section 83(b) election is filed. In that event, the holding period will be measured from the issue date of the restricted stock.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the issuance or vesting of the restricted stock. The deduction will be allowable for the taxable year of the Company in which ends the calendar year in which the participant recognized such ordinary income.

        Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with an exercise price per share equal to the fair market value per share of Common Stock on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to such options granted under the Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by the Company in connection with options granted with a below-market exercise price or restricted stock awards will be subject to the $1 million limitation,

Required Vote

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 3 is required for approval of the proposed 150,000 share increase to the Incentive Plan. Should such approval not be obtained, then the proposed increase will not be implemented. However, the Stock Incentive Plan, as it existed immediately prior to such increase, will continue in full force and effect until its April 15, 2013 expiration date, and option grants may continue to be made under the plan until such expiration date or until the currently existing share reserve is issued

The Board of Directors believes that the amendment provides an important inducement to recruit and retain the best available personnel and will assist in aligning the interests of such personnel with the interests of the Company’s stockholders.

Our Board of Directors recommends a vote FOR the approval of the foregoing amendment to the 2003 Stock Incentive Plan.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder approval, we have nominated BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. BDO Seidman, LLP has been employed by us to audit our consolidated financial statements since March 2004.

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006.

One or more representatives of BDO Seidman, LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of BDO Seidman, LLP, our independent registered public accounting firm, billed for each of the last two fiscal years for audit services and other services:

Fee Category	2005		2004
Audit Fees	$120,000	(2)	$194,418	(1)
Audit-Related Fees	27,000	(3)	--
Tax Fees	--		--
All Other Fees	37,584	(4)	--
Total Fees	$184,584		$194,418

_____________

(1)
Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended June 30, 2004, and fees for professional services rendered in connection with documents filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2004.

(2)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended June 30, 2005.

(3)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal quarters ended September 30, 2004, December 31, 2004 and March 31, 2005.

(4)	Consists of fees for professional services rendered in connection with certain regulatory filings and other miscellaneous expenses.

Pre-Approval Policies and Procedures

None of the audit-related fees billed in 2005 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided, and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, (609) 514-4100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2006 Annual Meeting of Stockholders must advise the Secretary of Voxware of such proposals in writing by June 30, 2006.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to the Secretary of Voxware at the aforementioned address not later than September 13, 2006.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above, and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Voxware who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2005, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON OCTOBER 17, 2005, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON WRITTEN REQUEST MADE TO THE SECRETARY OF VOXWARE. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Paul Commons
Secretary

Lawrenceville, New Jersey

October  , 2005

ANNEX A

CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VOXWARE, INC.

The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) of Voxware, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                The name of the Corporation is Voxware, Inc. (the “Corporation”).

SECOND:          The Certificate was filed with the Office of the Secretary of State of the State of Delaware on June 27, 2003. A Certificate of Amendment was filed on each of December 30, 2003, April 30, 2004 and December 29, 2004.

THIRD:  That Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:

"That, effective at 5:00 p.m., eastern time, on                      (the “Effective Time”), this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which effects a one-for-[__] reverse stock split of the Corporation’s Common Stock, shall become effective, pursuant to which each [__] shares of authorized but unissued Common Stock and each [__] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 14,000,000 shares. The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 12,000,000 shares, and the par value of each of the shares of Common Stock is $0.001. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000 shares, and the par value of each of the shares of Preferred Stock is $0.001. The 2,000,000 shares of Preferred Stock initially shall be undesignated as to series.

                The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation’s Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, as amended, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

                The Board of Directors is expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Amended and Restated Certificate of Incorporation, as amended, or the Corporation’s By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation, as amended.

FOURTH:         Except as expressly amended herein, all other provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on June 27, 2003 and as amended on December 30, 2003, April 30, 2004, and December 29, 2004, shall remain in full force and effect.

FIFTH:  That the foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * * * *

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this [__] day of [________].

By:
Thomas J. Drury, Jr.
President and Chief Executive Officer

ANNEX B
VOXWARE, INC.

2005 AMENDMENT TO 2003 STOCK INCENTIVE PLAN

WHEREAS, in October 2005, the Board of Directors of Voxware, Inc. (the “Company”) deemed it to be advisable and in the best interests of the Company to amend the Company’s 2003 Stock Incentive Plan, as amended (the “Incentive Plan”) to increase the maximum number of shares of Common Stock of the Corporation reserved for issuance thereunder by an additional 150,000 shares of Common Stock from 1,158,984 to 1,308,984 shares (after giving effect to the proposed 1-for-[__] reverse stock split); and

WHEREAS, capitalized terms used and not defined herein have the meanings set forth in the Incentive Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Incentive Plan be amended as follows:

SECTION 5.1

Section 4(a) of the Incentive Plan, is hereby amended and replaced in its entirety by the following:

“4(a)    Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,308,984 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Except as expressly amended by this amendment, the provisions of the Incentive Plan shall remain in full force and effect unamended hereby.

The foregoing amendments were adopted by the Board of Directors on October ______, 2005 and approved by the stockholders on November ______, 2005.

I hereby certify that the foregoing is a full, true and correct copy of the 2005 Amendment to the Incentive Plan, as in effect on the date hereof.

Dated: _________, 2005
Paul Commons
Vice President, Chief Financial Officer and Secretary

ANNEX C

VOXWARE, INC.

2003 STOCK INCENTIVE PLAN

1.    Purpose

The purpose of this 2003 Stock Incentive Plan (the "Plan") of Voxware, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.    Eligibility

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    Administration and Delegation

(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.    Stock Available for Awards

(a)    Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 90,000,000 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)    Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 30,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.    Stock Options

(a)    General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

(b)    Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Voxware, Inc., any of Voxware, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)    Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.

(e)    Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery; or

(4)    by any combination of the above permitted forms of payment.

(g)    Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.    Restricted Stock.

(a)    Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

(b)    Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)    Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.    Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b)    Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)    Reorganization Events.

(1)    Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)    Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization
Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the
Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the
Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)    Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.    General Provisions Applicable to Awards

(a)    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)    Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.    Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)).

(e)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

APPENDIX A

VOXWARE, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

1.
The purpose of the Audit Committee of the Board of Directors of the Company is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

Based upon the ownership of the Company and the current constitution of its Board of Directors, the Company does not currently meet the director independence standards pursuant to the rules of NASDAQ and set forth in this Audit Committee Charter. As a Company that trades on the OTC-Bulletin Board, however, the Company is not required to meet such director independence standards. Accordingly, until such time that the Company must comply with director independence standards pursuant to any applicable governing rules, there shall be no mandatory compliance by the Company required with respect to director independence as set forth in this Audit Committee Charter. All other provisions herein are in full force and effect.

B.	Structure and Membership

1 .	Number. Except as otherwise permitted by the applicable rules of NASDAQ, the Audit Committee shall consist of at least three members of the Board of Directors.

2.
Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.
Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.
Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.
Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.
Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor, and confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

3.
Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.
Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.
Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	annual audit scope and plan, including any significant changes required in the plan during the course of the audit;

•	critical accounting policies and practices;

•
alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor and the independent auditor’s views about the quality, not just the acceptability of such treatments; and

•	other material written communications between the independent auditor and Company management.

In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as appropriate:

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•
recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•
any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company and management responses thereto (focus should include adequacy of the Company’s controls, including computer systems controls and security);

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process;

•	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments; and

•	effects of any accounting initiatives as well as off balance sheet structures, if any.

Audited Financial Statements

6.
Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.
Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.
Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee

Controls and Procedures

10.
Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the principal executive officer and principal financial officer required by Rule 13a-14 of the Exchange Act. The Audit Committee shall periodically review the complaint procedures to confirm that they are effectively operating.

11.
Procedures for Complaints. The Audit Committee shall review management’s procedures for, and, if it deems necessary or appropriate, shall itself establish procedures for, (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.
Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

13.
Officers’ Expense Accounts. The Audit Committee shall review with management the policies and procedures with respect to officer expense accounts and perquisites, including their use of corporate assets.

14.
Risks and Exposures. The Audit Committee shall inquire of management and the independent auditors about significant risks or exposures facing the Company, assess the steps management has taken or proposes to take to minimize such risks to the Company and periodically review compliance with such steps.

15.
Legal and Regulatory Matters. The Audit Committee shall review with the general counsel or outside counsel, legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

16.
Code of Conduct. The Audit Committee shall periodically review the Company’s code of conduct to ensure that it is adequate and up-to-date and review with the Company’s general counsel or outside counsel, the results of their review of the monitoring of compliance with the Company’s code of conduct.

17.	Additional Powers. The Audit Committee shall have such other duties as may be assigned by law, the Company’s by-laws or as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.
Meetings. The Audit Committee shall meet at least twice each year and at each time the Company proposes to issue quarterly or annual earnings results and otherwise as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) the Company management, including inquiry with the CEO and CFO regarding the “quality of earnings” of the Company from a subjective as well as an objective standpoint; (iii) the Company’s internal auditors, if any and (iv) general or outside counsel. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.
Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval, including any changes necessary as a result of new laws or regulations.

5.
Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting, auditors other than the principal auditors and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.
Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.
Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Self Assessment. The Audit Committee shall, at least annually, conduct a self assessment to review the Committee’s effectiveness, including creation of an agenda for the ensuing year.

APPENDIX B

VOXWARE, INC.

COMPENSATION COMMITTEE CHARTER

A.	Purpose

The purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities relating to compensation of the Company’s executive officers.

Based upon the ownership of the Company and the current constitution of its Board of Directors, the Company does not currently meet the director independence standards pursuant to the rules of NASDAQ and set forth in this Compensation Committee Charter. As a Company that trades on the OTC-Bulletin Board, however, the Company is not required to meet such director independence standards. Accordingly, until such time that the Company must comply with director independence standards pursuant to any applicable governing rules, there shall be no mandatory compliance by the Company required with respect to director independence as set forth in this Compensation Committee Charter. All other provisions herein are in full force and effect.

B.	Structure and Membership

1.	Number. The Compensation Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Compensation Committee shall be an “independent director” as defined by the applicable NASDAQ rules.

3.	Chair. Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Compensation Committee members shall be as determined by the Board of Directors.

5.
Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation Matters

1.
Executive Officer Compensation. The Compensation Committee, or a majority of the independent directors of the Board of Directors, shall review and approve, or recommend for approval by the Board of Directors, the compensation of the Company’s Chief Executive Officer (the “CEO”) and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. Notwithstanding the foregoing, the Compensation Committee shall not have the authority to reprice options, such authority being reserved for action only by the Board of Directors. The Compensation Committee or the independent directors of the Board of Directors, as the case may be, shall meet without the presence of executive officers when approving or deliberating on compensation for the CEO but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, compensation for other executive officers.

2.
Plan Recommendations and Approvals. The Compensation Committee shall review and make recommendations periodically to the Board of Directors with respect to incentive-compensation plans and equity-based plans. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company, the Compensation Committee, or a majority of the independent directors of the Board of Directors, shall approve such plans.

3.
Administration of Plans. The Compensation Committee shall have the authority to exercise all rights, authority and functions of the Board of Directors under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. The Compensation Committee, or a majority of the independent directors of the Board of Directors, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in NASDAQ Rule 4350(i)(1)(A)(iv).

4.	Director Compensation. The Compensation Committee shall review and make recommendations periodically to the Board of Directors with respect to director compensation.

5.
Compensation Committee Report on Executive Compensation. The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

6.
Compensation Committee Report on Repricing of Options/SARs. If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

7.	Additional Powers. The Compensation Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.
Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

3.
Reports to Board. The Compensation Committee shall report regularly to the Board of Directors and shall keep the Board of Directors fully informed of all of its activities. The Compensation Committee and the Board of Directors shall jointly set goals and milestones for the executive officers.

4.	Charter. The Compensation Committee shall review and reassess periodically the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.
Consulting Arrangements. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

6.
Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

7.
Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

8.	Periodic Self-Evaluation. At least annually, the Compensation Committee shall evaluate periodically its own performance.

APPENDIX C

VOXWARE, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

A.	Purpose

The purpose of the Nominating and Corporate Governance Committee is to:

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;

•	recommend to the Board the persons to serve on the Audit Committee and Compensation Committee;

•	review and assess the adequacy of corporate governance principles applicable to the Company; and

•	oversee the evaluation of the Board.

Based upon the ownership of the Company and the current constitution of its Board of Directors, the Company does not currently meet the director independence standards pursuant to the rules of NASDAQ and set forth in this Nominating and Corporate Governance Committee Charter. As a Company that trades on the OTC-Bulletin Board, however, the Company is not required to meet such director independence standards. Accordingly, until such time that the Company must comply with director independence standards pursuant to any applicable governing rules, there shall be no mandatory compliance by the Company required with respect to director independence as set forth in this Nominating and Corporate Governance Committee Charter. All other provisions herein are in full force and effect.

B.	Structure and Membership

1.	Number. The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

2.
Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be an “independent director” as defined by such rules.

3.	Chair. Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

5.
Selection and Removal. Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.	Authority and Responsibilities

General

The Nominating and Corporate Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Board and Committee Membership

1.
Selection of Director Nominees. Except where the Company is legally required by contract, by-law or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

2.
Criteria for Selecting Directors. The Board’s criteria and principles for selecting directors are set forth in Attachment A to this Charter. The Nominating and Corporate Governance Committee shall use such criteria and principles to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

3.
Search Firms. The Nominating and Corporate Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4.
Selection of Committee Members. The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board, including the Nominating and Corporate Governance Committee.

Corporate Governance

5.
Corporate Governance Guidelines. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board; Succession Planning

6.
Evaluation of the Board. The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, which assessment shall be discussed with the Board.

7.
Succession of Senior Executives. The Nominating and Corporate Governance Committee shall oversee an annual review by the Board on succession planning, which shall include transitional leadership in the event of an unplanned vacancy.

8.	Additional Powers. The Nominating and Corporate Governance Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.
Meetings. The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Subcommittees. The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3.	Reports to the Board. The Nominating and Corporate Governance Committee shall report regularly to the Board.

4.
Charter. The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.
Independent Advisors. The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6.
Investigations. The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

7.	Periodic Self-Evaluation. At lease annually, the Nominating and Corporate Governance Committee shall evaluate its own performance.

ATTACHMENT A

VOXWARE, INC.

CRITERIA FOR NOMINATION AS A DIRECTOR

General Criteria

1.	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

2.
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

3.	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

4.
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interests of all stockholders.

5.
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

6.
Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee shall consider the existing directors’ performance on the Board and any committee, which shall include consideration of the extent to which the directors maintained current knowledge of the responsibilities and obligations of a member of a board of directors of a publicly-held company.

Criteria for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

A-1

VOXWARE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Thomas J. Drury, Jr. and Paul Commons, and each of them, true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of COMMON STOCK of Voxware, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey at 9:00 a.m., local time, on November  , 2005 and at any adjournment or adjournments thereof, upon the proposals set forth on the reverse side and more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

(continued and to be signed on reverse side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXWARE, INC.

Please mark your votes as in this example. ☒

1. ELECTION OF DIRECTORS. Nominees: 01) David B. Levi FOR ☐ WITHHOLD ☐ 02) Michael Janis FOR ☐ WITHHOLD ☐
2.  To authorize our Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse split of our outstanding Common Stock at an exchange ratio of 1-for-[__], (ii) to reduce the total number of authorized shares of Common Stock from 1,500,000,000 to 12,000,000 and (iii) to authorize a total of 2,000,000 shares of undesignated preferred stock.

FOR ☐ AGAINST ☐ ABSTAIN ☐
3.  To amend our 2003 Stock Incentive Plan to increase the maximum number of shares of Common Stock reserved for issuance thereunder by an additional 150,000 shares of Common Stock from 1,158,984 to 1,308,984 shares (on a post reverse split basis).

FOR ☐ AGAINST ☐ ABSTAIN ☐
4. To ratify the appointment of BDO Seidman, LLP as the independent registered public accountant of the Company for the year ending June 30, 2006.
FOR ☐ AGAINST ☐ ABSTAIN ☐
5.  In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE:   This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

    If you would like to attend the Annual Meeting, please check the box to the right. ☐

Signature (PLEASE SIGN WITHIN BOX)                      Date                          Signature (Joint Owners)                                Date